CAROLINA NATIONAL CORPORATION

                                                                    Exhibit 32.1

                Certifications Pursuant to 18 U.S.C. Section 1350


The undersigned, who is the chief executive officer of Carolina National Corporation, hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of
Section 13(a)or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.




Date: August 15, 2005                          /s/Roger B. Whaley
                                               ---------------------------------
                                               Roger B. Whaley
                                               Chief Executive Officer